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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: January 18, 2002
(Date of earliest event reported)

US SEARCH.COM Inc.
(exact name of registrant as specified in its charter)

Delaware	000-26149	95-4504143
(State or other jurisdiction of incorporation or organization)	Commission File:	(I.R.S. Employer Identification No.)

5401 Beethoven Street
Los Angeles, CA 90066
(Address of Principal executive offices, including zip code)

(310) 302-6300
(Registrant's telephone number, including area code)

EXPLANATORY NOTE

        This Amendment No. 1 to Current Report on Form 8-K is filed with the Securities and Exchange Commission solely for the purpose of revising and restating the information provided under Item 7 and filing corrected forms of the exhibits listed thereunder.

ITEM 5. Other Events.

        On January 18, 2002 the Registrant issued to twenty-six purchasers (the "Purchasers"), $4,651,480 in principal amount of its 8% Convertible Promissory Notes due January 17, 2003 (the "Notes") and warrants to purchase an aggregate of up to 1,782,176 shares of its common stock, par value $0.001 per share (the "Warrants") pursuant to Agreements, dated as of January 18, 2002, by and between the Registrant and Purchasers (the "Agreement").

        Term of the Notes.

        The entire unpaid principal of the Notes and interest thereon shall be due and payable on January 17, 2003 (the "Due Date") unless the Notes have been converted into shares of the Registrant's common stock.

        Conversion of the Notes.

        Promptly following the date on which the Registrant shall have received either (i) approval from its stockholders of the financing transactions contemplated by the Agreement, or (ii) the approval of the Nasdaq National Market to the effect that the Registrant may complete the transactions contemplated by the Agreement without soliciting the approval of holders of its capital stock pursuant to MarketPlace Rule 4350(i)(1)(D)(ii), all amounts of principal and accrued but unpaid interest under the Notes shall be converted into shares of the Registrant's common stock, except under certain circumstances as provided in the Notes. Upon conversion of the Notes, the holder thereof shall receive the number of shares of common stock of the Registrant calculated by dividing the amount of principal and accrued but unpaid interest due under the Notes by the lower of 90% of the 10-day average closing bid price for the Registrant's common stock on the Nasdaq National Market prior to (A) the date of the Notes or (B) December 20, 2001 or (C) the earlier of the date the Registrant receives (x) approval from its stockholders of the financing transactions contemplated by the Agreement or (y) the approval of the Nasdaq National Market to the effect that the Registrant may complete the transactions contemplated by the Agreement without soliciting the approval of holders of its capital stock pursuant to MarketPlace Rule 4350(i)(1)(D)(ii).

        Default.

        An event of default will occur upon any of the following: (a) a default when due of any payment of principal or interest with respect to the Notes and such default is not cured within five business days; (b) the Registrant becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; the Registrant applies for a trustee, receiver or other custodian for it or a substantial part of its property; a trustee, receiver or other custodian is appointed for the Registrant or for a substantial part of its property; or any bankruptcy, reorganization, debt arrangement, or other case of proceeding, is commenced in respect of the Registrant; (c) a material breach by the Registrant of the representations, warranties, covenants or agreements made herein or in the Agreement; or (d) any event or condition shall occur which results in the acceleration of the maturity of any debt of the Registrant in excess of $250,000; in each case which, after written notice from the holder of the Notes, is not cured within 15 business days (other than those events described in clause (a) above); then, upon the occurrence of any such event, the holder of the Notes may, without notice, declare the unpaid principal and interest on the Notes, at once due and payable, whereupon such principal, interest and other obligations shall become at once due and payable. The principal of the Notes and any part thereof, and accrued but unpaid interest, if any, shall bear interest at the rate of 10% per annum after default until paid.

ITEM 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

4.1	Form of Convertible Promissory Note, dated January 18, 2002, by the Registrant in favor of Purchasers.
10.1	Form of Purchase Agreement, dated January 18, 2002, by and between the Registrant and Purchasers.
10.2	Form of Warrant, dated January 18, 2002 by the Registrant in favor of Purchasers.
10.3	Form of Registration Rights Agreement, dated January 18, 2002, by and between the Registrant and Purchasers.
99.1	Schedule of Purchasers

*    *    *    *    *

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

US SEARCH.com Inc.
Date: June 14, 2002	By:	/s/ BRENT N. COHEN
		Name:	Brent N. Cohen
		Title:	Chief Executive Officer

EXHIBIT INDEX

4.1	Form of Convertible Promissory Note, dated January 18, 2002, by the Registrant in favor of Purchasers.
10.1	Form of Purchase Agreement, dated January 18, 2002, by and between the Registrant and Purchasers.
10.2	Form of Warrant, dated January 18, 2002, by the Registrant in favor of Purchasers.
10.3	Form of Registration Rights Agreement, dated January 18, 2002, by and between the Registrant and Purchasers.
99.1	Schedule of Purchasers

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FORM 8-K/A
ITEM 5. Other Events.
ITEM 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX